Exhibit 99.3

 New Co. OperationalCase Studies

 Disclaimer  2  This presentation (the “Presentation”) has been prepared by Innventure, LLC (“Innventure” or the “Company”) and Learn CW Investment Corporation (“Learn CW” or the “SPAC”) in order to assist interested parties in conducting their own evaluation of the potential business combination of the Company and Learn CW and related transactions (collectively, the “Transaction”). The Presentation does not purport to contain all information that may be required or desired by an interested party in investigating the Company, its business or prospects, or the proposed business combination, and it shall not be deemed to be a complete description of the state of affairs of the Company historically, at its stated date or in the future. Portions of this Presentation have been prepared based on information received from the Company, Learn CW and other sources considered reliable; however, neither the Company nor Learn CW have independently verified that such information is correct.   None of the Company, Learn CW or any of their respective affiliates, control persons, officers, directors, employees, representatives or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation or any other information provided in conjunction with an evaluation of the Company or the proposed business combination. Only those particular representations and warranties that may be made in relation to any legally binding written definitive agreement signed by the parties relating to the Transaction, and subject to such limitations and restrictions as may be agreed upon, shall have any legal effect. Conditions and information reported in the Presentation may change without any notice, and Learn CW, the Company and their respective affiliates and related persons disclaim any responsibility or liability to update the information contained in this Presentation except to the extent required by applicable law or regulation. In addition, all of the market data included in this Presentation involves a number of assumptions, limitations, projections, estimates and research. Such market data is necessarily subject to a high degree of uncertainty and risk and there can be no guarantee as to the accuracy or reliability of such assumptions.  Caution Regarding Forward-Looking Information   This Presentation contains forward-looking statements, including statements about the parties’ ability to close the business combination, the anticipated benefits of the business combination, and the financial condition, results of operations, earnings outlook and prospects of Learn CW and/or Innventure and may include statements for the period following the consummation of the business combination, including revenue growth and financial performance. Forward-looking statements appear in a number of places in this Presentation. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.  These forward-looking statements are based on the current expectations and beliefs of the management of Learn CW and Innventure in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Learn CW, Innventure and Holdco as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Learn CW, Innventure or Holdco will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those discussed and identified in the public filings made or to be made with the SEC by Learn CW, including in the final prospectus relating to Learn CW’s IPO, which was filed with the SEC on October 12, 2021 under the heading “Risk Factors,” or made or to be made by Holdco upon closing of the Transaction, and the following:

 Disclaimer  3  expectations regarding Innventure’s and the Innventure Companies’ strategies and future financial performance, including their future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, product and service acceptance, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Innventure’s ability to invest in growth initiatives;  the implementation, market acceptance and success of Innventure’s business model and growth strategy;  the implementation, market acceptance and success of the Innventure Companies’ business models and growth strategies;  that Innventure will have sufficient capital upon the approval of the proposed business combination to operate as anticipated;  Innventure’s future capital requirements and sources and uses of cash;  Innventure’s ability to obtain funding for its operations and future growth;  developments and projections relating to Innventure’s and the Innventure Companies’ competitors and industries;  the Innventure Companies’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their products, including in food grade applications;  the Innventure Companies’ ability to comply on an ongoing basis with the numerous regulatory requirements applicable to their products and facilities;  the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed business combination agreement;  the outcome of any legal proceedings that may be instituted against Learn CW or Innventure following announcement of the proposed business combination agreement and the transactions contemplated therein;  the inability to complete the proposed business combination due to, among other things, the failure to obtain the required Learn CW shareholder approval;  regulatory approvals;  the risk that the announcement and consummation of the proposed business combination disrupts Innventure’s current plans;  the ability to recognize the anticipated benefits of the proposed business combination;  unexpected costs related to the proposed business combination;  the amount of any redemptions by existing holders of Learn CW’s common stock being greater than expected;  limited liquidity and trading of Learn CW’s securities;  geopolitical risk and changes in applicable laws or regulations;

 Disclaimer  4  the possibility that Learn CW and/or Innventure may be adversely affected by other economic, business, and/or competitive factors;  the potential characterization of Innventure as an investment company subject to the Investment Company Act of 1940;  operational risk; and  the risk that the consummation of the proposed business combination is substantially delayed or does not occur.  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  All subsequent written and oral forward-looking statements concerning the business combination or other matters addressed in this Presentation and attributable to Learn CW, Innventure, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, Learn CW and Innventure undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Presentation or to reflect the occurrence of unanticipated events.  Market and Industry Data  Certain market, industry and other data used herein have been obtained or derived from third-party sources and publications as well as from research reports prepared for other purposes. Although the information from these third-party sources is believed to be reliable, none of the Company or its management has independently verified the data obtained from these sources, and no assurances can be made regarding the accuracy or completeness of such data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained herein.

 Disclaimer  5  Trademarks  In addition to trademarks, service marks, trade names, copyrights and logos of Innventure and its subsidiaries contained herein, this presentation contains trademarks, service marks, trade names, copyrights and logos of other companies, which are the property of their respective owners. Unless otherwise stated, the use of these other trademarks, service marks, trade names, copyrights and logos herein does not imply an affiliation with, or endorsement of the information contained herein by, the owners of such trademarks, service marks, trade names, copyrights and logos.  Additional Information About the Proposed Business Combination and Where To Find It  In connection with the proposed business combination, Learn SPAC Holdco, Inc. has filed with the SEC a registration statement on Form S-4 containing a preliminary proxy statement of Learn CW, a preliminary consent solicitation statement of Innventure and a preliminary prospectus with respect to the combined company’s securities to be issued in connection with the business combination, and after the registration statement is declared effective, the definitive proxy statement/consent solicitation statement/prospectus relating to the proposed business combination will be mailed to Learn CW shareholders and will be sent to Innventure unitholders. This presentation does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Learn CW’s shareholders, Innventure’s unitholders and other interested persons are urged to read the preliminary proxy statement/consent solicitation statement/prospectus and the amendments thereto and, when available, the definitive proxy statement/consent solicitation statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about Innventure, Learn CW, the combined company and the proposed business combination. When available, the definitive proxy statement/consent solicitation statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of Learn CW as of a record date to be established for voting on the proposed business combination. Such shareholders will also be able to obtain copies of the preliminary and definitive proxy statement/consent solicitation statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Learn CW Investment Corporation, 11755 Wilshire Blvd., Suite 2320, Los Angeles, California 90025.  No Offer or Solicitation  This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.   Participants in the Solicitation  Innventure, Learn CW and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Learn CW’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Learn CW’s shareholders in connection with the proposed business combination are set forth in the registration statement on Form S-4, including the preliminary proxy statement/consent solicitation statement/prospectus, and will also be set forth in the definitive proxy statement/consent solicitation statement/prospectus when available. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Learn CW’s directors and officers in Learn CW’s filings with the SEC and such information is also set forth in the registration statement filed with the SEC by Learn SPAC Holdco, Inc., including the proxy statement of Learn CW for the proposed business combination.

6

PureCycle[1] Case Study

PURECYCLE[1]

PureCycle ("PCT") is the first $1B+ Innventure Company

Multinational Corporation	P&G	~$1.0 Billion Current Enterprise Value[2]

Company Description

Patented recycling process removes color, odor and other contaminants from plastic waste feedstock to transform it into Ultra-Pure Recycled Polypropylene ("UPRP") resin with virgin-like properties

PCT plants have long term supply agreements with P&G and other global partners

PCT expects its recycled polypropylene to **consistently achieve a price premium over virgin polypropylene**

PureCycle, the first Innventure Company, validates the Innventure business model and provides tangible proof point of Innventure's multi-billion-dollar value creation strategy

Relevant History

- **2015** Launch
- **2019** 1st Pilot Plant Operational
- **2020** 1st Commercial Plant Funded
- **2021** Public Listing

Innventure Monetization

Innventure **monetized 2/3 of its holdings at a $1.45B market capitalization post-IPO** and maintains a **small minority position**

18.8x
Return on PureCycle[3]

Aligned with UN Sustainability Goals


9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
12 RESPONSIBLE CONSUMPTION AND PRODUCTION
13 CLIMATE ACTION

(1) PureCycle Technologies became public in 2021 (Nasdaq: "PCT") and, as of December 31, 2023, Innventure owns less than 2% of PCT, though Innventure's strategy is to operate the Innventure Companies going forward.
(2) S&P Capital IQ as of December 29, 2023.
(3) Calculated based upon PCT's closing share price on Jan. 24, 2024 and illustrative of an investor's return if they had invested in PCT at inception and exited on Jan. 24, 2024.

7

AeroFlexx Case Study

Company Description

Innovative Liquid Package
Revolutionary liquids packaging solution that combines the benefits of both rigid and flexible packaging into a single offering

Sustainable Solution
Sustainability benefits that are expected to eliminate 50-70% of plastic used in an equivalent package, potentially up to 85% less virgin plastic with recycled content and can be curbside recyclable(1)

Health & Safety at the Forefront of Design
Designed with hygiene in mind with tamper proof packaging to keep products safe

Built for E-Commerce Supply Chains
Allows seamless adoption into E-commerce channel for liquid products and addresses a significant supply chain challenge

Fills Market Need
Solves a clear market need for customers and brands while enhancing the overall consumer experience

Milestones

- **2018** – P&G develops technology
- **2018** – Pilot manufacturing capability launched
- **2021** – Recyclability achieved
- **2022** – First Commercial Line
- **2023** – Curbside recyclable pack available (1)

Proprietary Integrated Valve
Eliminates the need for discrete closures, removes the need for pumps, and enhances the consumer use experience

Proprietary Air Frame
Provides structural rigidity throughout entire package lifecycle, including end of life collection and sortation


AEROFLEX
AEROFLEX
AEROFLEX

Multinational Corporation

P&G

- AeroFlexx has sole exclusive rights to commercialize the technology globally, across all categories and with any partner

(1) May not be recyclable in all communities. Check locally.

8

AeroFlexx Overview

AEROFLEX

Strong Value Proposition to Customers

Designed for E-Commerce & Retail

- ISTA-6 approved for shipping liquids via e-comm channel.
- Pak eliminates damages from breakage/handling and saves costs from elimination of prep & materials

Flexible Manufacturing

- No molds enables rapid adoption at a lower cost vs. traditional bottles
- Get to market quickly for consumer feedback
- Capital efficient deployment with turnkey solutions for filling

Logistics Improvements

- Ships flat before fillings with form factor that takes up less than 10% in shipping vs rigids
- Simplifies sourcing with consolidated supply chain
- Reduces transit damage & shipping losses

Brand Differentiation

- Wrap around canvas in full color to showcase brands
- Custom shapes & sizes capabilities

Superior Sustainability Benefits

Virgin Plastic Avoidance

Significant reduction by using up to 85% less virgin plastic vs. rigid bottle/cap alternatives

Package Circularity

Package can incorporate up to 50% recycled content without compromise

Curbside Recyclability

Curbside recyclable where all plastic bottles are accepted(1)

Lifecycle Analysis

By eliminating excess packaging material in e-commerce, AFX can deliver 83% less waste to landfills, up to 69% GHG reduction, and 73% less water use

Aligned with UN Sustainability Goals


9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
12 RESPONSIBLE CONSUMPTION AND PRODUCTION
13 CLIMATE ACTION
14 LIFE BELOW WATER

(1) May not be recyclable in all communities. Check locally.

9

Accelsius Case Study

ACCELSIUS

Company Description

Groundbreaking Two-Phased Technology

Accelsius groundbreaking NeuCool™ Platform employs a direct to chip cooling method, **using a two-phased fluid reducing energy usage by up to 49%**

Current Technology at Limits

Replaces current air-cooling technology that is approaching its limits and requires a significant amount of unused floor space

Easy Integration

Flexible configurations fit standard server racks & servers agnostic of current datacenter configuration and infrastructure

Accelsius Drives Wide Range of Efficiencies

59% TCO Savings

Cooling accounts for **40% of a data center's energy consumption**

Zero Water Consumption

AI services such as ChatGPT use **.5L of water for up to 50 prompts**

49% Energy Savings

416 TW or **3% of the world's power** was consumed by data centers[(1)]

Up to 76% IT Space Savings

Accelsius allows data centers to densify, putting more equipment in each rack & moving racks closer

Liquid Cooling market expected to reach $7.8B by 2028

Multinational Corporation

Nokia

- Innventure fully owns IP
- Average royalties to Nokia of 1-2% based on their uptake

(1) Data as of 2016.

Data Center Electricity Use (MWh)



Based on 100,000 sq. ft. Data center
10,000
7,500
5,000
2,500
0
49% Reduction
Typical Data Center
Accelsius Cooled Data Center

Accelsius Overview  10  Target Market  Transformative Technology  Telco  NeuCool™ can cool high power servers driven by 5G and profitable edge services which we predict, based on calculations made in reliance on data from the 451 Group, to grow to over 2M servers installed annually in edge locations by 2027  Data Centers  Accelsius increases compute density while reducing the power usage on a market that is expected to grow to $56B by 2030 with an expected 17.1% CAGR  Embedded Semiconductors  Increased software stack (including AI) requires higher performance chips, a rapidly growing market as AI grows  Aligned with UN Sustainability Goals  Direct to Chip  Cooling is in direct contact with heat source, compatible with existing and new installations  Two-Phase  Transition from liquid to vapor ensures larger heat dissipation